Exhibit 2(a)

                           BY-LAWS OF MASTER BOND LLC

      These By-Laws are made and adopted pursuant to Section 2.7 of the Limited Liability Company Agreement establishing Master Bond LLC (the "Company"), dated June 15, 2007, as from time to time amended (the "Agreement"). All words and terms capitalized in these By-Laws that are not otherwise defined herein shall have the meaning or meanings set forth for such words or terms in the Agreement.

                                   ARTICLE I
                             SHAREHOLDERS' MEETINGS

      Section 1.1. Chairman. The President shall act as chairman at all meetings of the Shareholders, or the Directors present at each meeting may elect a temporary chairman for the meeting, who may be a Director.

      Section 1.2. Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each Shareholder shall be entitled to a vote as provided in Article V of the Agreement. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

      Section 1.3. Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, the Directors may, from time to time, close the transfer books for such period, not exceeding thirty (30) days, as the Directors may determine; or without closing the transfer books the Directors may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders as a record date for the determination of the persons to be treated as Shareholders of record for such purpose. If the Directors do not, prior to any meeting of the Shareholders, so fix a record date, then the record date for determining Shareholders entitled to notice of or to vote at the meeting of Shareholders shall be the later of (i) the close of business on the day on which the notice of meeting is first mailed to any Shareholder; or (ii) the thirtieth day before the meeting.

      Section 1.4. Inspectors of Election. In advance of any meeting of the Shareholders, the Directors may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not appointed in advance by the Directors, the chairman, if any, of any meeting of the Shareholders may, and on the request of any Shareholder or his proxy shall, appoint one or more Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. The
Inspectors of Election shall determine the Shares owned by Shareholders, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there is more than one Inspector of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all Inspectors of Election. On request of the


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chairman,  if any,  of the  meeting,  or of any  Shareholder  or his proxy,  the
Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

      Section 1.5. Records at Shareholders' Meetings; Inspection of Records. At each meeting of the Shareholders there shall be open for inspection the minutes of the last previous meeting of Shareholders of the Company and a list of the Shareholders of the Company, certified to be true and correct by the secretary or other proper agent of the Company, as of the record date of the meeting. Such list of Shareholders shall contain the name of each Shareholder in alphabetical order and the address and Shares owned by such Shareholder. Shareholders shall have the right to inspect books and records of the Company during normal business hours and for any purpose not harmful to the Company.

      Section 1.6. Action Without Meeting. Any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the records of Shareholder meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

      Section 1.7. Application of this Article. Meetings of Shareholders shall consist of Shareholders of any Series (or Class thereof) or of all Shareholders, as determined pursuant to the Agreement of Company, and this Article shall be construed accordingly.

                                   ARTICLE II
                                    DIRECTORS

      Section 2.1. Meetings of the Directors. The Directors may in their discretion provide for regular or stated meetings of the Directors. Notice of regular or stated meetings need not be given. Meetings of the Directors other than regular or stated meetings shall be held whenever called by the Chairman, the President, or by any two of the Directors, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Directors calling the meeting and shall be delivered or mailed, postage prepaid, to each Director at least two days before the meeting, or shall be telegraphed, cabled, or wired to each Director at his or her business address, or personally delivered to him or her, at least one day before the meeting. Such notice may, however, be waived by any Director. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. The Directors may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting are connected, and such meeting shall be deemed to have been held at a place designated by the Directors at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Directors may be taken by the Directors without a meeting if a


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majority of the Directors  then in office (or such higher number of Directors as would be required to act on the matter under the Agreement of Company, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of the Directors. Notwithstanding the foregoing, all actions of the Directors shall be taken in compliance with the provisions of the 1940 Act.

      Section 2.2. Quorum and Manner of Acting. A majority of the Directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. Notice of an adjourned meeting need not be given. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by law or by the Agreement of Company or by these By-Laws.

                                  ARTICLE III
                                    OFFICERS

      Section 3.1. Executive Officers. The executive officers of the Company shall be a President, a Secretary, a Chief Accounting Officer and a Chief Financial Officer or Treasurer. If the Directors shall elect one or more Vice Presidents, each such Vice President shall be an executive officer. Any two or more executive offices, except those of President and Vice President, may be held by the same person. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Company an instrument required by law to be executed, acknowledged and verified by more than one officer. The executive officers of the Company shall be elected at each annual meeting of Directors.

      Section 3.2. Other Officers and Agents. The Directors may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Directors shall at any time and from time to time deem to be advisable. The President may also appoint, rename, or fix the duties, compensations or terms of office of one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as may be necessary or appropriate to facilitate management of the Company's affairs.

      Section 3.3. Election and Tenure. At the initial organization meeting and thereafter at each annual meeting of the Directors, the Directors shall elect the President, Secretary, Chief Accounting Officer, Chief Financial Officer or Treasurer and such other officers as the Directors shall deem necessary or appropriate in order to carry out the business of the Company. Such officers shall hold office until the next annual meeting of the Directors and until their successors have been duly elected and qualified. The Directors may fill any vacancy in office or add any additional officers at any time.

      Section 3.4. Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such


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officer  and  delivered  or  mailed  to the  President  or  Secretary,  and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

      Section 3.5. Authority and Duties. All officers as between themselves and the Company shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Company as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Directors or by the president acting under authority delegated by the Directors pursuant to Section 3.2 of these By-Laws.

      Section 3.6. President. The President shall be the chief executive officer of the Company. He shall have general and active management of the activities of the Company, shall see to it that all orders, policies and resolutions of the Directors are carried into effect, and, in connection therewith, shall be authorized to delegate to any Vice President of the Company such of his powers and duties as President and at such times and in such manner as he shall deem advisable. The President shall have such other powers and perform such other duties as are incident to the office of a corporate president and as the Directors may from time to time prescribe. The President shall be, ex officio, a member of all standing committees. Subject to direction of the Directors, the President shall have the power, in the name and on behalf of the Company, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Company. Unless otherwise directed by the Directors, the President shall have full authority and power, on behalf of all of the Directors, to attend and to act and to vote, on behalf of the Company at any meetings of business organizations in which the Company holds an interest or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons.

      Section 3.7. Vice Presidents. The Vice President, if any, or, if there be more than one, the Vice Presidents, shall assist the President in the management of the activities of the Company and the implementation of orders, policies and resolutions of the Directors at such times and in such manner as the president may deem to be advisable. If there be more than one Vice President, the Directors may designate one as the Executive Vice President, in which case he shall be first in order of seniority, and the Directors may also grant to other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of the President, the Vice President, or, if there be more than one, the Vice Presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers. Subject to the direction of the President, each Vice President shall have the power in the name and on behalf of the Company to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other powers and perform such other duties as from time to time may be prescribed by the President or by the Directors.

      Section 3.8. Assistant Vice President. The Assistant Vice President, if any, or if there be more than one, the Assistant Vice Presidents, shall perform such duties as may from time to time be prescribed by the Directors or by the President acting under authority delegated by the Directors pursuant to Section
3.2 of these By-Laws.


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      Section 3.9.  Secretary.  The Secretary  shall (a) keep the minutes of the meetings and proceedings and any written consents evidencing actions of the Shareholders, the Directors and any committees of the Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Company and, when authorized by the Directors, cause the seal of the Company to be affixed to any document requiring it, and when so affixed attested by his signature as Secretary or by the signature of an Assistant Secretary; (d) perform any other duties commonly incident to the office of secretary in a limited liability company organized under the laws of the State of Delaware; and (e) in general, perform such other duties as from time to time may be assigned to him by the President or by the Directors.

      Section 3.10. Assistant Secretaries. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Directors or by the President, shall in the absence or disability of the Secretary exercise the powers and perform the duties of the Secretary, and he or they shall perform such other duties as the Directors, the President or the Secretary may from time to time prescribe.

      Section 3.11. Treasurer. The Treasurer shall be the chief financial officer of the Company. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Directors, and shall render to the Directors and the President, at regular meetings of the Directors or whenever they or the President may require it, an account of all his transactions as Treasurer and of the financial condition of the Company. Certain of the duties of the Treasurer may be delegated to a chief accounting officer. If required by the Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

      Section 3.12. Assistant Treasurers. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers in the order determined by the Directors or by the President, shall in the absence or disability of the Treasurer exercise the powers and perform the duties of the Treasurer, and he or they shall perform such other duties as the Directors, the President or the Treasurer may from time to time prescribe.

      Section 3.13. Bonds and Surety. Any officer may be required by the Directors to be bonded for the faithful performance of his duties in such amount and with such sureties as the Directors may determine.

                                   ARTICLE IV
                                  MISCELLANEOUS

      Section 4.1. Depositories. The funds of the Company shall be deposited in such depositories as the Directors shall designate and shall be drawn out on checks, drafts or other


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orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Directors may from time to time authorize.

      Section 4.2. Signatures. All contracts and other instruments shall be executed on behalf of the Company by such officer, officers, agent or agents, as provided in these By-Laws or as the Directors may from time to time by resolution provide.

      Section 4.3. Seal. The seal of the Company, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Delaware corporation.

                                   ARTICLE V
                       AMENDMENT; LIMITATION OF LIABILITY

      Section 5.1. Amendment and Repeal of By-Laws. The Directors shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Directors with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt By-Laws which are in conflict with the Agreement.

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